Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Lattice Semiconductor Corporation	Global IR Partners
Doug Hunter, 503.268.8512	David Pasquale, 914.337.8801
doug.hunter@latticesemi.com	lscc@globalirpartners.com

LATTICE SEMICONDUCTOR REPORTS FIRST QUARTER 2019 RESULTS

•	Revenue Growth of 2.2% Sequentially

•	Gross Margin Expansion from Q4’18 to Q1’19 of 220 /190 Basis Points on a GAAP / Non-GAAP Basis

•	Net Income Improves to $0.05 / $0.11 Per Diluted Share on a GAAP / Non-GAAP Basis
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."
HILLSBORO, OR - April 30, 2019 - Lattice Semiconductor Corporation (NASDAQ: LSCC), a leading provider of FPGAs, announced financial results today for the fiscal first quarter ended March 30, 2019.
Jim Anderson, President and Chief Executive Officer, said, "We achieved significant improvements in both gross margin and net income sequentially and year over year. Strategies we implemented to improve the Company's overall operational performance delivered initial benefits in Q1. We are still in the early stages of our planned enhancements but are encouraged by our progress and improved results. We remain focused on execution as we unlock additional value for the Company and its shareholders. We look forward to sharing more details at our Financial Analyst and Investor Day on May 20th."
Sherri Luther, Chief Financial Officer, said, “Our first quarter results demonstrated meaningful improvements in net income with $0.05 per diluted share on a GAAP basis and $0.11 per diluted share on a non-GAAP basis in Q1, compared to a net loss of $0.05 per diluted share on a GAAP basis and net income of $0.05 per diluted share on a non-GAAP basis in Q1 2018. Gross margin expanded to 58.8% on a GAAP basis and 58.6% on a non-GAAP basis in Q1 driven by the initial benefits of our operational enhancements and product mix benefit. Our continued focus on working capital generated $21.8 million in cash from operations in Q1 2019 up from only $2.4 million in Q1 2018. In addition, we made $25 million in discretionary debt payments further de-levering our balance sheet. We are pleased with our progress in Q1 and remain committed to delivering improved operating leverage."

Selected First Quarter 2019 Financial Results and Comparisons (in thousands, except per share data)

	GAAP — Three Months Ended			Non-GAAP — Three Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018	March 30, 2019	December 29, 2018	March 31, 2018
Revenue	$98,091	$95,977	$98,623	$98,091	$95,977	$98,623
Gross Margin %	58.8%	56.6%	57.3%	58.6%	56.7%	57.6%
Operating Expense	$45,176	$56,026	$57,316	$37,985	$37,814	$45,421
Net Income (Loss)	$7,408	$(7,121)	$(5,952)	$14,561	$11,131	$6,118
Net Income (Loss) per share - Basic	$0.06	$(0.05)	$(0.05)	$0.11	$0.09	$0.05
Net Income (Loss) per share - Diluted	$0.05	$(0.05)	$(0.05)	$0.11	$0.08	$0.05

First Quarter 2019 Highlights

•
Improved Profitability: Increased net income to $0.05 per diluted share on a GAAP basis in Q1 2019 from a net loss of $0.05 per diluted share in Q1 2018; more than doubled net income to $0.11 per diluted share on a non-GAAP basis in Q1 2019 from $0.05 per diluted share in Q1 2018.

•	Continued Balance Sheet De-lever: Made an additional $25 million discretionary debt payment, while continuing to reduce leverage ratio.

•	Tapeout of Next Generation FPGA Platform: Taped out the first version of our next generation FPGA platform, which will bring customers valuable differentiation around low power.

•
New Reference Design for Video Applications: Announced availability of the first in a series of new reference designs featuring the popular Lattice CrossLink™ FPGA for video bridging applications. The MIPI CSI-2 Camera Aggregator Bridge reference design provides customers with a template combining all necessary IP and software needed to easily add CrossLink-based video bridging solutions to applications using multiple image sensors.

•
2019 Financial Analyst and Investor Day: Lattice Semiconductor will hold is 2019 Financial Analyst and Investor Day on Monday, May 20, 2019 at NASDAQ's MarketSite in Times Square, New York City. Financial analysts and institutional investors that have not already registered to attend the event can RSVP to Investor Relations (David Pasquale, dpasquale@globalirpartners.com or +1.914.337.8801). Advance registration is required to comply with NASDAQ security procedures.

Business Outlook - Second Quarter of 2019:

•	Revenue for the second quarter of 2019 is expected to be between approximately $98 million and $102 million.

•	Gross margin percentage for the second quarter of 2019 is expected to be approximately 58.5% plus or minus 1% on a non-GAAP basis.

•	Total operating expenses for the second quarter of 2019 are expected to be between approximately $37 million and $38 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP measures. With respect to the outlook for the second quarter of 2019, certain items that affect GAAP measurement of  financial metrics are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for guidance or a corresponding reconciliation to GAAP for the quarter. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:
Lattice Semiconductor will review the Company's financial results for the fiscal first quarter and business outlook on Tuesday, April 30 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-888-684-5603 or 1-918-398-4852 with conference identification number 3755966. A live webcast and replay of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: our belief that we are still in the early stages of our planned enhancements; that we will we unlock additional value for the Company and its shareholders; that we will deliver improved operating leverage and the statements under the heading “Business Outlook - Second Quarter of 2019.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.
Estimates of future revenue are inherently uncertain due to such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, international trade disputes and sanctions, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.
In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 29, 2018, and Lattice’s quarterly reports filed on Form 10-Q.
You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring plans and related charges, acquisition-related charges, amortization and impairment of acquired intangible assets, inventory adjustments related to restructured operations, and the estimated tax effect of these items. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.
The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data.
These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:
Lattice Semiconductor (NASDAQ: LSCC) is a leader in low power, small form factor programmable logic devices. Our FPGAs deliver intelligence, connectivity, and control solutions to the industrial, compute, communications, consumer, and automotive markets. Our unwavering commitment to our global customers enables them to accelerate their innovation, creating an even better and more connected world.
For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.
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Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018
Revenue	$98,091	$95,977	$98,623
Costs and expenses:
Cost of sales	40,439	41,671	42,102
Research and development	19,665	19,296	22,941
Selling, general, and administrative	20,781	21,168	27,043
Amortization of acquired intangible assets	3,389	3,708	5,636
Restructuring	1,341	11,854	1,029
Acquisition related charges	—	—	667
	85,615	97,697	99,418
Income (loss) from operations	12,476	(1,720)	(795)
Interest expense	(4,987)	(5,018)	(5,114)
Other income (expense), net	153	(3)	554
Income (loss) before income taxes	7,642	(6,741)	(5,355)
Income tax expense	234	380	597
Net income (loss)	$7,408	$(7,121)	$(5,952)

Net income (loss) per share:
Basic	$0.06	$(0.05)	$(0.05)
Diluted	$0.05	$(0.05)	$(0.05)

Shares used in per share calculations:
Basic	130,992	129,521	124,076
Diluted	134,810	129,521	124,076

Lattice Semiconductor Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 30, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$130,391	$119,051
Short-term marketable securities	—	9,624
Accounts receivable, net	55,606	60,890
Inventories	66,773	67,096
Other current assets	28,993	27,762
Total current assets	281,763	284,423

Property and equipment, net	36,758	34,883
Operating lease right-of-use assets	27,868	—
Intangible assets, net	17,187	21,325
Goodwill	267,514	267,514
Deferred income taxes	215	215
Other long-term assets	13,421	15,327
	$644,726	$623,687

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$57,366	$61,128
Current portion of long-term debt	7,796	8,290
Current portion of operating lease liabilities	5,027	—
Total current liabilities	70,189	69,418

Long-term debt, net of current portion	225,662	251,357
Long-term operating lease liabilities, net of current portion	25,376	—
Other long-term liabilities	42,344	44,455
Total liabilities	363,571	365,230

Stockholders' equity	281,155	258,457
	$644,726	$623,687

Lattice Semiconductor Corporation
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash flows from operating activities:
Net income (loss)	$7,408	$(5,952)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,403	12,356
Amortization of operating lease right-of-use assets	1,487	—
Amortization of debt issuance costs and discount	686	507
Gain on sale or maturity of marketable securities	(53)	(1)
(Gain) loss on forward contracts	(84)	99
Stock-based compensation expense	3,686	4,800
Impairment of operating lease right-of-use asset (recorded in Restructuring charges)	757	—
Loss (gain) on disposal of fixed assets	8	(58)
Changes in assets and liabilities:
Accounts receivable, net	5,284	(8,867)
Inventories	323	2,356
Prepaid expenses and other assets	(1,965)	(3,253)
Accounts payable and accrued expenses (includes restructuring)	330	1,567
Accrued payroll obligations	(2,788)	(1,441)
Operating lease liabilities, current and long-term portions	(2,089)	—
Income taxes payable	365	413
Deferred licensing and services revenue	—	(68)
Net cash provided by operating activities	21,758	2,458
Cash flows from investing activities:
Proceeds from sales of and maturities of short-term marketable securities	9,655	2,500
Purchases of marketable securities	—	(9,603)
Capital expenditures	(3,074)	(1,804)
Cash paid for software licenses	(1,739)	(1,837)
Net cash provided by (used in) investing activities	4,842	(10,744)
Cash flows from financing activities:
Restricted stock unit tax withholdings	(418)	(459)
Proceeds from issuance of common stock	11,986	1,608
Repayment of debt	(26,875)	(875)
Net cash (used in) provided by financing activities	(15,307)	274
Effect of exchange rate change on cash	47	589
Net increase (decrease) in cash and cash equivalents	11,340	(7,423)
Beginning cash and cash equivalents	119,051	106,815
Ending cash and cash equivalents	$130,391	$99,392

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$4,383	$4,420
Operating lease payments	$2,597	$—
Income taxes paid, net of refunds	$280	$40
Accrued purchases of plant and equipment	$1,417	$232
Operating lease right-of-use assets obtained in exchange for lease obligations	$219	$—
Change in unrealized (gain) loss related to marketable securities, net of tax, included in Accumulated other comprehensive loss	$(42)	$7

Lattice Semiconductor Corporation
- Supplemental Historical Financial Information -
(unaudited)

	Three Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018
Operations and Cash Flow Information
Percent of Revenue
Gross Margin	58.8%	56.6%	57.3%
R&D Expense	20.0%	20.1%	23.3%
SG&A Expense	21.2%	22.1%	27.4%
Depreciation and amortization (in thousands)	$8,403	$8,521	$12,356
Stock-based compensation expense (in thousands)	$3,686	$3,738	$4,800
Restructuring and severance related charges (in thousands)	$1,341	$11,854	$1,029
Net cash provided by operating activities (thousands)	$21,758	$30,898	$2,458
Capital expenditures (in thousands)	$3,074	$2,206	$1,804
Repayment of debt (in thousands)	$26,875	$15,875	$875
Interest paid (in thousands)	$4,383	$4,631	$4,420
Taxes paid (cash, in thousands)	$280	$338	$40

Balance Sheet Information
Current Ratio	4.0	4.1	4.2
A/R Days Revenue Outstanding	52	58	61
Inventory Months	5.0	4.8	5.6

Revenue% (by Geography)
Asia	70%	74%	73%
Europe (incl. Africa)	12%	10%	12%
Americas	18%	16%	15%

Revenue% (by End Market)
Communications and Computing	36%	34%	28%
Mobile and Consumer	20%	22%	27%
Industrial and Automotive	37%	37%	41%
Licensing and Services	7%	7%	4%

Revenue% (by Channel)
Distribution	79%	76%	87%
Direct	21%	24%	13%

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018

Gross Margin Reconciliation
GAAP Gross margin	$57,652	$54,306	$56,521
Inventory adjustment related to restructured operations	(338)	(160)	—
Stock-based compensation - gross margin	202	288	237
Non-GAAP Gross margin	$57,516	$54,434	$56,758

Gross Margin % Reconciliation
GAAP Gross margin %	58.8%	56.6%	57.3%
Cumulative effect of non-GAAP Gross Margin adjustments	(0.2)%	0.1%	0.3%
Non-GAAP Gross margin %	58.6%	56.7%	57.6%

Operating Expenses Reconciliation
GAAP Operating expenses	$45,176	$56,026	$57,316
Amortization of acquired intangible assets	(3,389)	(3,708)	(5,636)
Restructuring charges	(1,341)	(11,854)	(1,029)
Acquisition related charges (1)	—	—	(667)
Impairment of acquired intangible assets	1,023	800	—
Stock-based compensation - operations	(3,484)	(3,450)	(4,563)
Non-GAAP Operating expenses	$37,985	$37,814	$45,421

Income (Loss) from Operations Reconciliation
GAAP Income (loss) from operations	$12,476	$(1,720)	$(795)
Inventory adjustment related to restructured operations	(338)	(160)	—
Stock-based compensation - gross margin	202	288	237
Amortization of acquired intangible assets	3,389	3,708	5,636
Restructuring charges	1,341	11,854	1,029
Acquisition related charges (1)	—	—	667
Impairment of acquired intangible assets	(1,023)	(800)	—
Stock-based compensation - operations	3,484	3,450	4,563
Non-GAAP Income from operations	$19,531	$16,620	$11,337

Income (Loss) from Operations % Reconciliation
GAAP Income (loss) from operations %	12.7%	(1.8)%	(0.8)%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	7.2%	19.1%	12.3%
Non-GAAP Income from operations %	19.9%	17.3%	11.5%

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018

Income Tax Expense Reconciliation
GAAP Income tax expense	$234	$380	$597
Estimated tax effect of non-GAAP adjustments (2)	(98)	88	62
Non-GAAP Income tax expense	$136	$468	$659

Net Income (Loss) Reconciliation
GAAP Net income (loss)	$7,408	$(7,121)	$(5,952)
Inventory adjustment related to restructured operations	(338)	(160)	—
Stock-based compensation - gross margin	202	288	237
Amortization of acquired intangible assets	3,389	3,708	5,636
Restructuring charges	1,341	11,854	1,029
Acquisition related charges (1)	—	—	667
Impairment of acquired intangible assets	(1,023)	(800)	—
Stock-based compensation - operations	3,484	3,450	4,563
Estimated tax effect of non-GAAP adjustments (2)	98	(88)	(62)
Non-GAAP Net income	$14,561	$11,131	$6,118

Net Income (Loss) Per Share Reconciliation
GAAP Net income (loss) per share - basic	$0.06	$(0.05)	$(0.05)
Cumulative effect of Non-GAAP adjustments	0.05	0.14	0.10
Non-GAAP Net income per share - basic	$0.11	$0.09	$0.05

GAAP Net income (loss) per share - diluted	$0.05	$(0.05)	$(0.05)
Cumulative effect of Non-GAAP adjustments	0.06	0.13	0.10
Non-GAAP Net income per share - diluted	$0.11	$0.08	$0.05

Shares used in per share calculations:
Basic	130,992	129,521	124,076
Diluted - GAAP (3)	134,810	129,521	124,076
Diluted - Non-GAAP (3)	134,810	132,471	125,144

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.
(2) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(3) Diluted shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.